FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 30, 2005

FORRESTER RESEARCH, INC.

(Exact Name of Registrant Specified in Charter)

Delaware	000-21433	04-2797789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Technology Square,
Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 613-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement

     On March 30, 2005, the Compensation and Nominating Committee of the Board of Directors (the “Committee”) of Forrester Research, Inc. (“Forrester”) approved the grant of stock options, effective March 31, 2005, under Forrester’s Amended and Restated 1996 Equity Incentive Plan (the “Plan”). Each of these options is exercisable at a price of $14.06 per share, the fair market value on the grant date as determined under the Plan. The term of each option is ten years from the date of grant.

     The options are subject to forfeiture in the event Forrester does not achieve earnings per share (“EPS”) targets established by the Committee for fiscal 2005. If the EPS target is met, the options vest in annual increments over either two or three years from the date of grant, depending on the level of EPS achieved. The options will also vest in full upon a change of control of Forrester.

     The following executive officers of the Company, who will be “named executive officers” in the proxy statement for Forrester’s 2005 Annual Meeting of Stockholders, received stock option grants for the number of shares listed below:

Neil Bradford:	30,000
Robert W. Davidson	30,000
Brian E. Kardon	20,000
Timothy M. Riley	20,000

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forrester Research, Inc.
By:	/s/ Warren Hadley
Warren Hadley,
Chief Financial Officer and Treasurer